UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2016

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55436	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On April 29, 2016 (the “Effectiveness Date”), Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) and Cole Capital Corporation (the “Dealer Manager”), an affiliated entity, entered into an Amended and Restated Dealer Manager Agreement (the “Amended Dealer Manager Agreement”). The Amended Dealer Manager Agreement amends and restates the Dealer Manager Agreement, dated as of September 17, 2013, between the Company and the Dealer Manager (the “Initial Dealer Manager Agreement”) related to the Company’s public offering of shares of its common stock, par value $0.01 per share (the “Offering”). Among other things, the Amended Dealer Manager Agreement reflects the registration by the Company of Class T shares of the Company’s common stock (“Class T Shares”) pursuant to Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (File No. 333-187470), which was declared effective by the Securities and Exchange Commission on the Effectiveness Date. The Amended Dealer Manager Agreement also provides for (i) selling commissions to be paid to the Dealer Manager in an amount of up to 7.0% of the gross offering price paid per Class A share of the Company’s common stock (“Class A Share”) sold in the Offering and up to 3.0% of the gross offering price paid per Class T Share sold in the Offering, excluding shares sold pursuant to the Company’s distribution reinvestment plan (“DRIP”), (ii) a dealer manager fee to be paid to the Dealer Manager of 2.0% of the gross offering price paid per Class A Share and Class T Share sold in the Offering, excluding shares sold pursuant to the DRIP, and (iii) a monthly distribution and stockholder servicing fee to be paid to the Dealer Manager with respect to Class T Shares in an amount equal to 1/365th of 0.8% of the Company’s per share net asset value of Class T Shares sold in the Offering, excluding shares sold pursuant to the DRIP.  The Company will cease paying the distribution and stockholder servicing fee with respect to Class T Shares sold in the Offering at the earliest of (i) the end of the month in which the transfer agent, on behalf of the Company, determines that total selling commissions and distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 7.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T Shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of the Company’s shares in the Offering, excluding shares sold pursuant to the DRIP; (iii) the fifth anniversary of the last day of the month in which the Offering (excluding the offering of shares pursuant to the DRIP) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date the Company effects a liquidity event. All other material terms of the Initial Dealer Manager Agreement remain unchanged by the Amended Dealer Manager Agreement. The foregoing summary is qualified in its entirety by reference to the Amended Dealer Manager Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01    Other Events
The board of directors of the Company (the “Board”) has authorized a daily distribution, based on 366 days in the calendar year, on Class T Shares to the Company’s stockholders of record of such class of shares as of the close of business on each day of the period commencing on the date that the first Class T Share is sold in the Offering and ending on June 30, 2016, equal to $0.0017213115 per share of Class T common stock, less the per share distribution and stockholder servicing fees that are payable with respect to the Class T Shares (as calculated on a daily basis). The distributions will be paid monthly in arrears.  The daily distribution of $0.0017213115 per Class A Share payable to the Company’s stockholders of record of such class of shares for the period commencing on April 1, 2016 and ending on June 30, 2016 that was previously authorized by the Board will continue to apply with respect to such Class A Shares.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Amended and Restated Dealer Manager Agreement by and between Cole Office & Industrial REIT (CCIT II), Inc. and Cole Capital Corporation, dated as of April 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2016	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Dealer Manager Agreement by and between Cole Office & Industrial REIT (CCIT II), Inc. and Cole Capital Corporation, dated as of April 29, 2016.

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